Preferred Apartment Communities, Inc. Reports Results for Fourth Quarter and Year Ended 2018

Atlanta, GA, February 25, 2019

Preferred Apartment Communities, Inc. (NYSE: APTS) ("we," "our," the "Company" or "Preferred Apartment Communities") today reported results for the quarter and year ended December 31, 2018. Unless otherwise indicated, all per share results are reported based on the basic weighted average shares of Common Stock and Class A Units of the Company's operating partnership ("Class A Units") outstanding. See Definitions of Non-GAAP Measures on page S-22.

Financial Highlights

Our operating results are presented below.

	Three months ended December 31,			Years ended December 31,
	2018	2017	% change	2018	2017	% change

Revenues (in thousands)	$106,280	$81,652	30.2%	$397,271	$294,005	35.1%

Per share data:
Net income (loss) (1)	$0.06	$(0.60)	—	$(1.08)	$(1.13)	—

FFO (2)	$0.38	$0.31	22.6%	$1.41	$1.32	6.8%

AFFO (2)	$0.48	$0.31	54.8%	$1.33	$1.17	13.7%

Dividends (3)	$0.26	$0.25	4.0%	$1.02	$0.94	8.5%

(1) Per weighted average share of Common Stock outstanding for the periods indicated.
(2) FFO and AFFO results are presented per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders on pages S-3 and S-4 and Definitions of Non-GAAP Measures beginning on page S-22.
(3) Per share of Common Stock and Class A Unit outstanding.

"We had an outstanding fourth quarter and delivered FFO per share growth of 22.6% as compared to the fourth quarter 2017. For the year, we increased FFO per share by 6.8%, we increased our dividend again by over 8% and we achieved multifamily same store NOI growth of 3.4%, reflecting our intensified focus on operational results. We are very proud of the performance of our team as we navigated our way through an emotional start to the year", said Daniel M. DuPree, Preferred Apartment Communities' Chairman and Chief Executive Officer.

•
For the year ended December 31, 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 73.0% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 60.0%. For the fourth quarter 2018, our FFO payout ratio to Common Stockholders and Unitholders was approximately 68.9% and our FFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 59.9%. (A)

•
For the year ended December 31, 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 77.5% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 61.4%. For the fourth quarter 2018, our AFFO payout ratio to Common Stockholders and Unitholders was approximately 54.4% and our AFFO payout ratio (before the deduction of preferred dividends) to our preferred stockholders was approximately 54.1%. (B)

•
For the year ended December 31, 2018, our same store net operating income for our established multifamily communities increased approximately 3.4% as compared to the year ended December 31, 2017.(C) For the fourth quarter 2018, our average established multifamily communities' physical occupancy was 94.3% and for the year ended December 31, 2018, our same-store rental revenue grew 3.2% from the year ended December 31, 2017.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 1

•
At December 31, 2018, the market value of our common stock was $14.06 per share. A hypothetical investment in our Common Stock in our initial public offering on April 5, 2011, assuming the reinvestment of all dividends and no transaction costs, would have resulted in an average annual return of approximately 16.7% through December 31, 2018.

•	As of December 31, 2018, the average age of our multifamily communities was approximately 4.3 years, which is the youngest in the public multifamily REIT industry.

•
Approximately 90.0% of our permanent property-level mortgage debt has fixed interest rates and approximately 6.0% has variable interest rates which are capped. In addition, we plan to refinance the remaining uncapped variable rate mortgage debt into new fixed rate instruments during 2019. We believe we are well protected against potential increases in market interest rates.

•
At December 31, 2018, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 54.4%. Our leverage calculation excludes the gross assets of approximately $269.9 million and liabilities of approximately $264.9 million that we consolidated as a result of our investment in the ML-04 pool from the Freddie Mac K program.

•
As of December 31, 2018, our total assets were approximately $4.4 billion compared to approximately $3.3 billion as of December 31, 2017, an increase of approximately $1.1 billion, or approximately 35.6%. This growth was driven primarily by the acquisition of 17 real estate properties (partially offset by the sale of 4 properties). In addition, our assets increased due to the consolidation of the ML-04 pool from the Freddie Mac K program. Excluding the assets consolidated from the ML-04 pool, our assets grew approximately $893.7 million, or 27.5% since December 31, 2017.

•
Cash flow from operations for the year ended December 31, 2018 was approximately $145.4 million, an increase of approximately $59.1 million, or 68.4%, compared to cash flow provided by operations of approximately $86.3 million for the year ended December 31, 2017. Cash flow from operations for the year 2018 was more than sufficient to fund our aggregate dividends and distributions for the year, which totaled approximately $128.9 million. Cash flow from operations for the quarter ended December 31, 2018 was approximately $33.4 million, an increase of approximately $17.6 million, or 110.9%, compared to cash flow provided by operations of approximately $15.8 million for the quarter ended December 31, 2017.

•
On November 30, 2018, we closed on a real estate loan investment of up to approximately $30.3 million and a senior construction loan of up to approximately $37.3 million, both in support of the development of a Class A office building with approximately 187,000 rentable square feet in Atlanta, Georgia.

•
During the fourth quarter 2018, we closed on two real estate loan investments aggregating approximately $30.3 million, one supporting a multifamily community to be located in Jacksonville, Florida and another supporting a student housing property to be located in Atlanta, Georgia.

•
On October 23, 2018, we sold our Stoneridge Farms at Hunt Club multifamily community located in Nashville, Tennessee for a net gain of approximately $16.8 million, which resulted in an internal rate of return of approximately 21% from September 26, 2014, the date the property was acquired. (D)

•
On December 11, 2018, we sold our McNeil Ranch multifamily community located in Austin, Texas for a net gain of approximately $13.9 million, which resulted in an internal rate of return of approximately 19% from January 24, 2013, the date the property was acquired. (D)

(A) We calculate the FFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to FFO Attributable to Common Stockholders and Unitholders. We calculate the FFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and FFO. Since our operations resulted in a net loss from continuing operations for the periods presented, a payout ratio based on net loss is not calculable. See Definitions of Non-GAAP Measures on page S-22.

(B) We calculate the AFFO payout ratio to Common Stockholders as the ratio of Common Stock dividends and distributions to AFFO. We calculate the AFFO payout ratio to preferred stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and AFFO.

(C) Same store net operating income is a non-GAAP measure. See Definitions of Non-GAAP Measures on page S-22.

(D) Our IRR calculations are based on equity invested and are net of fees paid to the Manager and disposition costs.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 2

Acquisitions of Properties

During the fourth quarter 2018, we acquired the following properties:

Property	Location (MSA)	Units / Leasable square feet

Office building:
Capital Towers	Charlotte, NC	479,000	LSF

Multifamily Communities:
CityPark View South	Charlotte, NC	200	units
Vestavia Reserve	Birmingham, AL	272	units

Grocery-anchored shopping center:
Hollymead Town Center	Charlottesville, VA	158,807	LSF

Real Estate Assets

	Owned as of December 31, 2018	Potential additions from real estate loan investment portfolio (1) (2)	Potential total
Multifamily communities:
Properties	32	10	42
Units	9,768	3,047	12,815
Grocery-anchored shopping centers:
Properties	45	—	45
Gross leasable area (square feet)	4,730,695	—	4,730,695
Student housing properties:
Properties	7	2	9
Units	1,679	423	2,102
Beds	5,208	1,359	6,567
Office buildings:
Properties	7	1	8
Rentable square feet	2,578,000	187,000	2,765,000

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio.

(2)  The Company has terminated various purchase option agreements in exchange for termination fees.  These properties are excluded from the potential additions from our real estate loan investment portfolio

Subsequent to Quarter End

On January 17, 2019, we acquired Gayton Crossing, a grocery-anchored shopping center consisting of 158,316 square feet of gross leasable area in Richmond, Virginia.

On February 21, 2019, our board of directors declared a quarterly dividend on our Common Stock of $0.26 per share, payable on April 15, 2019 to stockholders of record on March 15, 2019.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 3

Multifamily Established Communities Financial Data

The following chart presents same store operating results for the Company’s established communities. We define our population of established communities as those that have achieved occupancy at or above 93% occupancy for all three consecutive months within a single quarter (stabilized) before the beginning of the prior year and that have been owned for at least 15 full months as of the end of the first quarter of the current year, enabling comparisons of the current year quarterly and annual reporting periods to the prior year comparative periods. The Company excludes the operating results of properties for which construction of adjacent phases has commenced and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the periods presented, same store operating results consist of the operating results of the following multifamily established communities containing an aggregate 2,838 units:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Venue at Lakewood Ranch	Overton Rise	Vineyards
Sorrel

Same store net operating income is a non-GAAP measure that is most directly comparable to net income (loss), as shown in the reconciliations below.

Reconciliation of Multifamily Established Communities' Net Income (Loss) to Same Store Net Operating Income (NOI)

	Three months ended:
(in thousands)	12/31/2018	12/31/2017

Net income (loss)	$27,199	$(4,742)
Add:
Equity stock compensation	(1,178)	862
Depreciation and amortization	43,926	34,590
Interest expense	26,592	19,383
Management fees	7,445	5,702
Insurance, professional fees and other expenses	979	2,131
Loan loss allowance	(496)	—
Waived asset management and general and administrative expense fees	(2,073)	(728)
Less:
Interest revenue on notes receivable	12,614	9,586
Interest revenue on related party notes receivable	3,306	5,232
Income from consolidated VIEs	135	—
Gain on sale of real estate	30,744	—

Property net operating income	55,595	42,380
Less:
Non-same-store property revenues	(78,434)	(54,997)
Add:
Non-same-store property operating expenses	29,458	19,593

Same store net operating income	$6,619	$6,976

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 4

Multifamily Established Communities' Same Store Net Operating Income

	Three months ended:
(in thousands)	12/31/2018	12/31/2017	$ change		% change
Revenues:
Rental revenues	$10,870	$10,780	$90		0.8%
Other property revenues	1,056	1,055	1		—%
Total revenues	11,926	11,835	91	(1)	0.8%

Operating expenses:
Property operating and maintenance	1,502	1,336	166		12.4%
Payroll	995	929	66		7.1%
Property management fees	477	477	—		—%
Real estate taxes	1,803	1,618	185	(2)	11.4%
Other	530	499	31		6.2%
Total operating expenses	5,307	4,859	448		9.2%

Same store net operating income	$6,619	$6,976	$(357)		(5.1)%

(1) Three of our ten established same store properties are located in Houston Texas that were not damaged by Hurricane Harvey and the resulting short-term housing shortage caused the combined properties to achieve 97.7% physical occupancy during fourth quarter 2017. Occupancy for those properties normalized as damaged housing stocks came back online. Those properties achieved physical occupancy of 94.3% during fourth quarter 2018.

(2) The increase in real estate taxes for the fourth quarter 2018 versus 2017 was due to a successful tax appeal of our Overton Rise multifamily community which resulted in a 2017 beneficial accrual adjustment coupled with a reassessment in 2018 of our Venue at Lakewood Ranch multifamily community for the first time since we acquired the property.

Reconciliation of Multifamily Established Communities' Net Income (Loss) to Same Store Net Operating Income (NOI)

	Years ended:
(in thousands)	12/31/2018	12/31/2017

Net income	$44,538	$28,667
Add:
Equity stock compensation	1,703	3,470
Depreciation and amortization	171,136	116,777
Interest expense	95,564	67,468
Acquisition costs	—	14
Management fees	27,541	20,226
Insurance, professional fees and other expenses	3,467	4,529
Loan loss allowance	2,533	—
Waived asset management and general and administrative expense fees	(6,656)	(1,729)
Loss on extinguishment of debt	—	888
Less:
Interest revenue on notes receivable	50,190	35,698
Interest revenue on related party notes receivable	15,616	21,204
Income from consolidated VIEs	320	—
Gain on sale of real estate	69,705	37,635

Property net operating income	203,995	145,773
Less:
Non-same-store property revenues	(283,750)	(190,847)
Add:
Non-same-store property operating expenses	106,601	71,033

Same store net operating income	$26,846	$25,959

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 5

Multifamily Established Communities' Same Store Net Operating Income

	Years ended:
(in thousands)	12/31/2018	12/31/2017	$ change	% change
Revenues:
Rental revenues	$43,352	$42,132	$1,220	2.9%
Other property revenues	4,363	4,124	239	5.8%
Total revenues	47,715	46,256	1,459	3.2%

Operating expenses:
Property operating and maintenance	5,999	5,736	263	4.6%
Payroll	3,847	3,818	29	0.8%
Property management fees	1,911	1,865	46	2.5%
Real estate taxes	7,054	6,854	200	2.9%
Other	2,058	2,024	34	1.7%
Total operating expenses	20,869	20,297	572	2.8%

Same store net operating income	$26,846	$25,959	$887	3.4%

For periods beginning on or after January 1, 2019, the following multifamily established communities containing an aggregate 6,172 units will be included in our calculations of same store net operating income:

Aster at Lely Resort	Avenues at Cypress	Avenues at Northpointe
Citi Lakes	Lenox Village	Retreat at Lenox Village
Overton Rise	Sorrel	Venue at Lakewood Ranch
Avenues at Creekside	525 Avalon Park	Vineyards
Citrus Village	Retreat at Greystone	City Vista
Founders' Village	Luxe at Lakewood Ranch	Adara at Overland Park
Summit Crossing I	Summit Crossing II	Aldridge at Town Village

Capital Markets Activities

During the fourth quarter 2018, we issued and sold an aggregate of 109,446 Units from our offering of up to 1,500,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of Common Stock (the "$1.5 Billion Series A Unit Offering"), resulting in net proceeds of approximately $98.5 million after commissions and other fees. In addition, during the fourth quarter 2018, we issued 263,500 shares of Common Stock pursuant to the exercise of warrants issued under our Series A Preferred Stock offering, resulting in aggregate gross proceeds of approximately $3.1 million.
During the fourth quarter 2018, we issued and sold an aggregate of 7,183 shares of Series M Redeemable Preferred Stock (“mShares”), resulting in net proceeds of approximately $7.0 million after dealer manager fees.

Dividends

Quarterly Dividends on Common Stock and Class A OP Units

On November 1, 2018, we declared a quarterly dividend on our Common Stock of $0.26 per share for the fourth quarter 2018. This represents a 4.0% increase in our common stock dividend from our fourth quarter 2017 common stock dividend of $0.25 per share, and an average annual dividend growth rate of 14.4% since June 30, 2011, the first quarter end following our initial public offering in April 2011. The fourth quarter dividend was paid on January 15, 2019 to all stockholders of record on December 14, 2018. In conjunction with the Common Stock dividend, the Company's operating partnership declared a distribution on its Class A Units of $0.26 per unit for the fourth quarter 2018, which was paid on January 15, 2019 to all Class A Unit holders of record as of December 14, 2018.

Monthly Dividends on Preferred Stock

We declared and paid monthly dividends of $5.00 per share on our Series A Redeemable Preferred Stock, which totaled approximately $23.3 million for the quarter ended December 31, 2018 and represent a 6% annual yield. We declared and paid

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 6

dividends totaling approximately $584,000 on our Series M Redeemable Preferred Stock, or mShares, for the quarter ended December 31, 2018. The mShares have an escalating dividend rate from 5.75% in year one of issuance to 7.50% in year eight and thereafter.

Conference Call and Supplemental Data

We will hold our quarterly conference call on Tuesday, February 26, 2019 at 11:00 a.m. Eastern Time to discuss our fourth quarter 2018 results. To participate in the conference call, please dial in to the following:

Live Conference Call Details
Domestic Dial-in Number: 1-844-890-1791
International Dial-in Number: 1-412-380-7408
Company: Preferred Apartment Communities, Inc.
Date: Tuesday, February 26, 2019
Time: 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time)

The live broadcast of our fourth quarter 2018 conference call will be available online, on a listen-only basis, at our website, www.pacapts.com, under "Investors" and then click on the "Upcoming Events" link. A replay of the call will be archived on under the Investors/Audio Archive section.

2019 Guidance:

Net income (loss) per share - We are actively adding properties and real estate loan investments to our real estate portfolio and the specific timing of the closing of acquisitions is difficult to predict. Acquisition activity by its nature can cause material variation in our reported depreciation and amortization expense and interest income. Since net income (loss) per share is calculated net of depreciation and amortization expense, our net income (loss) results can fluctuate, possibly significantly, depending upon the timing of the closing of acquisitions. For this reason, we are unable to reasonably forecast this measure or provide a reconciliation of our projected FFO per share to this measure.
FFO per share - We currently project FFO to be in the range of $1.44 - $1.50 per share for the full year 2019.

AFFO and FFO are calculated after deductions for all preferred stock dividends. Reconciliations of net income (loss) attributable to common stockholders to FFO and AFFO for the three-month periods and years ended December 31, 2018 and 2017 appear on pages S-3 and S-4 of the attached report, as well as on our website using the following link:

http://investors.pacapts.com/download/4Q18_Earnings_and_Supplemental_Data.pdf

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Earnings Release and Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements.  Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; changes in operating costs, including real estate taxes, utilities and insurance costs; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; the occurrence of natural or man-made disasters; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy.

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Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Earnings Release and Supplemental Financial Data Report.

We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 that was filed with the Securities and Exchange Commission, or SEC, on March 1, 2018, which discuss various factors that could adversely affect our financial results. Such risk factors and information may be updated or supplemented by our Form 10-K, Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

Additional Information

The SEC has declared effective the registration statement filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company or its dealer manager, Preferred Capital Securities, LLC, will arrange to send you a prospectus with respect to the mShares Offering and/or the $1.5 Billion Unit Offering upon request by contacting Leonard A. Silverstein at (770) 818-4100, 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327.

The final prospectus for the mShares Offering, dated January 19, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000008/a424prospectus-mshares1.htm

The final prospectus for the $1.5 Billion Unit Offering, dated March 16, 2017, can be accessed through the following link:

https://www.sec.gov/Archives/edgar/data/1481832/000148183217000061/a424prospectus-15bseriesar.htm

For further information:

Leonard A. Silverstein, President and Chief Operating Officer         lsilverstein@pacapts.com
Preferred Apartment Communities, Inc.                +1-770-818-4147

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 8

PREFERRED APARTMENT COMMUNITIES®

A PUBLICLY TRADED COMPANY (NYSE: APTS)

FOURTH QUARTER

SUPPLEMENTAL FINANCIAL DATA

SOARING

2018

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | 9

Table of Contents

Consolidated Statements of Operations	S-2
Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-3
Notes to Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders	S-5
Consolidated Balance Sheets	S-7
Consolidated Statements of Cash Flows	S-8
Real Estate Loan Investment Portfolio	S-9
Mortgage Indebtedness	S-12
Multifamily Communities	S-17
Student Housing Properties	S-18
Capital Expenditures	S-18
Grocery-Anchored Shopping Center Portfolio	S-20
Office Building Portfolio	S-21
Definitions of Non-GAAP Measures	S-22

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 1

Preferred Apartment Communities, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three months ended December 31,		Years ended December 31,
(In thousands, except per-share figures)	2018	2017	2018	2017
Revenues:
Rental revenues	$76,163	$56,785	$280,079	$200,462
Other property revenues	14,197	10,049	51,386	36,641
Interest income on loans and notes receivable	12,614	9,586	50,190	35,698
Interest income from related parties	3,306	5,232	15,616	21,204
Total revenues	106,280	81,652	397,271	294,005

Operating expenses:
Property operating and maintenance	12,260	8,266	44,065	29,903
Property salary and benefits	4,728	3,622	17,766	13,272
Property management fees	3,151	2,313	11,681	8,329
Real estate taxes	11,400	7,991	42,035	31,281
General and administrative	2,205	1,629	8,224	6,490
Equity compensation to directors and executives	(1,178)	862	1,703	3,470
Depreciation and amortization	43,926	34,590	171,136	116,777
Acquisition and pursuit costs	—	—	—	14
Asset management and general and administrative expense
fees to related party	7,445	5,702	27,541	20,226
Loan loss allowance	(496)	—	2,533	—
Insurance, professional fees, and other expenses	2,000	2,764	7,166	6,584

Total operating expenses	85,441	67,739	333,850	236,346
Waived asset management and general and administrative
expense fees	(2,073)	(728)	(6,656)	(1,729)

Net operating expenses	83,368	67,011	327,194	234,617
Operating income before gains on sales of
real estate and trading investment	22,912	14,641	70,077	59,388
Gains on sales of real estate and trading investment	30,744	—	69,705	37,635
Operating income	53,656	14,641	139,782	97,023

Interest expense	26,592	19,383	95,564	67,468
Change in fair value of net assets of consolidated
VIE from mortgage-backed pool	135	—	320	—
Loss on extinguishment of debt	—	—	—	888

Net income (loss)	27,199	(4,742)	44,538	28,667
Consolidated net (income) loss attributable to non-controlling interests	(615)	111	(1,071)	(986)

Net income (loss) attributable to the Company	26,584	(4,631)	43,467	27,681

Dividends declared to preferred stockholders	(23,940)	(17,609)	(86,741)	(63,651)
Earnings attributable to unvested restricted stock	(3)	(3)	(16)	(15)

Net income (loss) attributable to common stockholders	$2,641	$(22,243)	$(43,290)	$(35,985)
Net income (loss) per share of Common Stock available to
common stockholders:
Basic	$0.06	$(0.60)	$(1.08)	$(1.13)

Diluted	$0.06	$(0.60)	$(1.08)	$(1.13)

Weighted average number of shares of Common Stock outstanding:
Basic	41,320	37,205	40,032	31,926

Diluted	42,046	37,205	40,032	31,926

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 2

Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Three months ended December 31,
(In thousands, except per-share figures)		2018	2017

Net income (loss) attributable to common stockholders (See note 1)		$2,641	$(22,243)

Add:	Depreciation of real estate assets	34,309	24,941
	Amortization of acquired real estate intangible assets and deferred leasing costs	9,173	9,386
	Net income (loss) attributable to non-controlling interests (See note 2)	615	(111)
Less:	Gain on sale of real estate	(30,682)	—
FFO attributable to common stockholders and unitholders		16,056	11,973

Add:	Loan cost amortization on acquisition term note	20	29
	Amortization of loan coordination fees paid to the Manager (See note 3)	707	421
	(Insurance recoveries in excess of) weather-related property operating losses (See note 4)	(237)	681
	Contingent management fees recognized	206	—
	Payment of costs related to property refinancing	227	684
	Non-cash equity compensation to directors and executives	(1,178)	863
	Amortization of loan closing costs (See note 5)	1,234	793
	Depreciation/amortization of non-real estate assets	444	263
	Net loan fees received (See note 6)	707	18
	Accrued interest income received (See note 7)	12,266	4,697
	(Decrease in) loan loss allowance (See note 8)	(496)	—
	Amortization of lease inducements (See note 9)	426	200
	Non-cash dividends on Preferred Stock	17	30
	Cash received in excess of amortization of purchase option termination revenues (See note 10)	1,044	—
Less:	Non-cash loan interest income (See note 7)	(4,611)	(4,557)
	Non-cash revenues from mortgage-backed securities	(135)	—
	Cash paid for loan closing costs	(1,073)	(28)
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(2,909)	(2,679)
	Amortization of deferred revenues (See note 12)	(901)	(398)
	Normally recurring capital expenditures and leasing costs (See note 13)	(1,485)	(1,026)

AFFO		$20,329	$11,964

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	$10,840	$9,576
	Distributions to Unitholders (See note 2)	228	221
	Total	$11,068	$9,797

Common Stock dividends and Unitholder distributions per share		$0.26	$0.25

FFO per weighted average basic share of Common Stock and Unit outstanding		$0.38	$0.31
AFFO per weighted average basic share of Common Stock and Unit outstanding		$0.48	$0.31

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	41,320	37,205
	Class A Units	954	895
	Common Stock and Class A Units	42,274	38,100

	Diluted Common Stock and Class A Units (B)	43,000	43,355

Actual shares of Common Stock outstanding, including 12 and 12 unvested shares
of restricted Common Stock at December 31, 2018 and 2017, respectively		41,788	38,577
Actual Class A Units outstanding at December 31, 2018 and 2017, respectively.		877	885
	Total	42,665	39,462

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.26% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 3

Reconciliation of FFO Attributable to Common Stockholders and Unitholders and AFFO
to Net (Loss) Income Attributable to Common Stockholders (A)
		Years ended December 31,
(In thousands, except per-share figures)		2018	2017

Net loss attributable to common stockholders (See note 1)		$(43,290)	$(35,985)

Add:	Depreciation of real estate assets	124,499	85,285
	Amortization of acquired real estate intangible assets and deferred leasing costs	45,136	30,693
	Net loss attributable to non-controlling interests (See note 2)	1,071	986
Less:	Gain on sale of real estate	(69,643)	(37,635)
FFO attributable to common stockholders and unitholders		57,773	43,344

Add:	Acquisition and pursuit costs	—	14
	Loan cost amortization on acquisition term notes	83	128
	Amortization of loan coordination fees paid to the Manager (See note 3)	2,487	1,599
	Mortgage loan refinancing and extinguishment costs	288	1,742
	(Insurance recovery in excess of) weather-related property operating losses (See note 4)	(270)	898
	Contingent management fees recognized	206	387
	Non-cash equity compensation to directors and executives	1,703	3,470
	Amortization of loan closing costs (See note 5)	4,801	3,550
	Depreciation/amortization of non-real estate assets	1,501	799
	Net loan fees received (See note 6)	2,166	1,314
	Accrued interest income received (See note 7)	20,676	11,813
	Loan loss allowance (See note 8)	2,533	—
	Non-cash dividends on Preferred Stock	755	63
	Amortization of lease inducements (See note 9)	1,381	437
Less:	Non-cash loan interest income (See note 7)	(19,337)	(18,064)
	Cash paid for loan closing costs	(1,489)	(28)
	Amortization of purchase option termination revenues in excess of cash received (See note 10)	(920)	—
	Non-cash revenues from mortgage-backed securities	(320)	—
	Amortization of acquired above and below market lease intangibles
	and straight-line rental revenues (See note 11)	(11,956)	(8,176)
	Amortization of deferred revenues (See note 12)	(2,666)	(855)
	Normally recurring capital expenditures and leasing costs (See note 13)	(4,966)	(4,058)
AFFO		$54,429	$38,377

Common Stock dividends and distributions to Unitholders declared:
	Common Stock dividends	41,129	31,244
	Distributions to Unitholders (See note 2)	1,041	844
	Total	42,170	32,088
Common Stock dividends and Unitholder distributions per share		$1.02	$0.94

FFO per weighted average basic share of Common Stock and Unit outstanding		$1.41	$1.32
AFFO per weighted average basic share of Common Stock and Unit outstanding		$1.33	$1.17

Weighted average shares of Common Stock and Units outstanding: (A)
	Basic:
	Common Stock	40,032	31,927
	Class A Units	1,040	906
	Common Stock and Class A Units	41,072	32,833

	Diluted Common Stock and Class A Units (B)	42,390	36,939

Actual shares of Common Stock outstanding, including 12 and 12 unvested shares
of restricted Common Stock at December 31, 2018 and 2017, respectively		41,788	38,577
Actual Class A Units outstanding at December 31, 2018 and 2017, respectively.		877	885
	Total	42,665	39,462

(A) Units and Unitholders refer to Class A Units in our Operating Partnership (as defined in note 2), or Class A Units, and holders of Class A Units, respectively. Unitholders include recipients of awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. Unitholders also include the entity that contributed the Wade Green grocery-anchored shopping center. The Class A Units collectively represent an approximate 2.53% weighted average non-controlling interest in the Operating Partnership for the twelve-month period ended December 31, 2018.

(B) Since our FFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, warrants included in units of Series A Preferred Stock issued, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of FFO and AFFO to Net Income (Loss) Attributable to Common Stockholders on page S-5.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 4

Notes to Reconciliations of FFO Attributable to Common Stockholders and Unitholders and AFFO to Net Income (Loss) Attributable to Common Stockholders

1)
Rental and other property revenues and property operating expenses for the quarter ended December 31, 2018 include activity for the properties acquired during the quarter only from their respective dates of acquisition and the activity for the properties sold during the period only through the date of the sale. In addition, the fourth quarter 2018 period includes activity for the properties acquired since December 31, 2017. Rental and other property revenues and expenses for the fourth quarter 2017 include activity for the acquisitions made during that period only from their respective dates of acquisition.

2)
Non-controlling interests in Preferred Apartment Communities Operating Partnership, L.P., or our Operating Partnership, consisted of a total of 877,454 Class A Units as of December 31, 2018. Included in this total are 419,228 Class A Units which were granted as partial consideration to the seller in conjunction with the seller's contribution to us on February 29, 2016 of the Wade Green grocery-anchored shopping center. The remaining Class A units were awarded primarily to our key executive officers. The Class A Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A Units was calculated to be 2.26% and 2.35% for the three-month periods ended December 31, 2018 and 2017, respectively and 2.53% and 2.76% for the years ended December 31, 2018 and 2017, respectively.

3)
Beginning on January 1, 2016, we pay loan coordination fees to Preferred Apartment Advisors, LLC, our Manager, related to obtaining mortgage financing for acquired properties. Loan coordination fees were introduced to reflect the administrative effort involved in arranging debt financing for acquired properties. The portion of the loan coordination fees paid up until July 1, 2017 attributable to the financing were amortized over the lives of the respective mortgage loans, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Beginning effective July 1, 2017, the loan coordination fee was lowered from 1.6% to 0.6% of the amount of any mortgage indebtedness on newly-acquired properties or refinancing. All of the loan coordination fees paid to our Manager subsequent to July 1, 2017 are amortized over the life of the debt. At December 31, 2018, aggregate unamortized loan coordination fees were approximately $13.6 million, which will be amortized over a weighted average remaining loan life of approximately 10.8 years.

4)
We sustained weather related operating losses due to hurricanes (primarily due to Hurricane Harvey at our Stone Creek multifamily community) during the year ended December 31, 2018; these costs are added back to FFO in our calculation of AFFO.  Lost rent and other operating costs incurred during the year ended December 31, 2018 totaled approximately $563,000. This number is offset by the receipt from our insurance carrier of approximately $833,000 for recoveries of lost rent, which was recognized in our consolidated statements of operations for the year ended December 31, 2018.

5)
We incur loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired real estate assets, and also for occasional amendments to our syndicated revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. Effective April 13, 2018, the maximum borrowing capacity on the Revolving Line of Credit was increased from $150 million to $200 million. These loan closing costs are also amortized over the lives of the respective loans and the Revolving Line of Credit, and this non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2018, aggregate unamortized loan costs were approximately $23.4 million, which will be amortized over a weighted average remaining loan life of approximately 9.1 years.

6)
We receive loan origination fees in conjunction with the origination of certain real estate loan investments. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received after the payment of loan origination fees to our Manager are additive adjustments in the calculation of AFFO. Correspondingly, the amortized non-cash income is a deduction in the calculation of AFFO. Over the lives of certain loans, we accrue additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold. This non-cash interest income is subtracted from FFO in our calculation of AFFO. The amount of additional accrued interest becomes an additive adjustment to FFO once received from the borrower (see note 7).

7)
This adjustment reflects the receipt during the periods presented of additional interest income (described in note 6 above) which was earned and accrued prior to those periods presented on various real estate loans.

8)
During the year ended December 31, 2018, we recorded a $2.5 million loss on our real estate loan investment to the developer of Fusion Apartments in Irvine, California which is reflected on our statements of operations.  This loss was reduced from the previously reported $3.0 million for the nine months ended September 30, 2018 because of the application of accounting guidance pertaining to troubled debt restructuring, which requires any cash received to be applied as a reduction in the principal balance of the loan, not as interest revenue. The Company received interest payments during the fourth quarter of 2018, which reduced the allowance for loan loss on our consolidated balance sheet as well as the bad debt charge presented on our consolidated statements of operations.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 5

9)	This adjustment removes the non-cash amortization of costs incurred to induce tenants to lease space in our office buildings and grocery-anchored shopping centers.

10)
On May 7, 2018, we terminated our purchase options on the Encore, Bishop Street and Hidden River multifamily communities and the Haven 46 and Haven Charlotte student housing properties, all of which were partially supported by real estate loan investments held by us. In exchange for termination fees aggregating approximately $10.7 million from the developers, which are recorded as revenue over the period beginning on the date of election until the earlier of (i) the maturity of the real estate loan investment and (ii) the sale of the property. The receipt of the cash termination fees are an additive adjustment in our calculation of AFFO and the removal of non-cash revenue from the recognition of the termination fees are a reduction to FFO in our calculation of AFFO; both of these adjustments are presented in a single net number within this line. As of December 31, 2018, we had recognized termination fee revenues in excess of the cash received by approximately $920,000. This difference is a reduction to FFO in our calculation of AFFO.

11)
This adjustment reflects straight-line rent adjustments and the reversal of the non-cash amortization of below-market and above-market lease intangibles, which were recognized in conjunction with our acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for grocery-anchored shopping center assets and office buildings. At December 31, 2018, the balance of unamortized below-market lease intangibles was approximately $47.1 million, which will be recognized over a weighted average remaining lease period of approximately 9.2 years.

12)	This adjustment removes the non-cash amortization of deferred revenue recorded by us in conjunction with Company-owned lessee-funded tenant improvements in our office buildings.

13)
We deduct from FFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. This adjustment also deducts from FFO capitalized amounts for third party costs during the period to originate or renew leases in our grocery-anchored shopping centers and office buildings. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures. See Capital Expenditures, Grocery-Anchored Shopping Center Portfolio, and Office Buildings Portfolio sections for definitions of these terms.

See Definitions of Non-GAAP Measures beginning on page S-22.

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 6

Preferred Apartment Communities, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per-share par values)	December 31, 2018	December 31, 2017
Assets
Real estate
Land	$519,300	$406,794
Building and improvements	2,738,085	2,043,853
Tenant improvements	128,914	63,425
Furniture, fixtures, and equipment	278,151	210,779
Construction in progress	8,265	10,491
Gross real estate	3,672,715	2,735,342
Less: accumulated depreciation	(272,042)	(172,756)
Net real estate	3,400,673	2,562,586
Real estate loan investments, net of deferred fee income and allowance for loan loss	282,548	255,345
Real estate loan investments to related parties, net	51,663	131,451
Total real estate and real estate loan investments, net	3,734,884	2,949,382

Cash and cash equivalents	38,958	21,043
Restricted cash	48,732	51,969
Notes receivable	14,440	17,318
Note receivable and revolving lines of credit due from related parties	32,867	22,739
Accrued interest receivable on real estate loans	23,340	26,865
Acquired intangible assets, net of amortization	135,961	102,743
Deferred loan costs on Revolving Line of Credit, net of amortization	1,916	1,385
Deferred offering costs	6,468	6,544
Tenant lease inducements, net	20,698	14,425
Receivable from sale of mortgage-backed security	41,181	—
Tenant receivables and other assets	41,567	37,957
Variable Interest Entity ("VIE") assets mortgage-backed pool, at fair value	269,946	—
Total assets	$4,410,958	$3,252,370

Liabilities and equity
Liabilities
Mortgage notes payable, net of deferred loan costs and mark-to-market adjustment	$2,299,625	$1,776,652
Revolving line of credit	57,000	41,800
Term note payable, net of deferred loan costs	—	10,994
Real estate loan investment participation obligation	5,181	13,986
Unearned purchase option termination fees	2,050	—
Deferred revenue	43,484	27,947
Accounts payable and accrued expenses	38,618	31,253
Accrued interest payable	6,711	5,028
Dividends and partnership distributions payable	19,258	15,680
Acquired below market lease intangibles, net of amortization	47,149	38,857
Security deposits and other liabilities	17,611	9,407
VIE liabilities from mortgage-backed pool, at fair value	264,886	—
Total liabilities	2,801,573	1,971,604

Commitments and contingencies
Equity
Stockholders' equity
Series A Redeemable Preferred Stock, $0.01 par value per share; 3,050 shares authorized; 1,674 and 1,250 shares issued; 1,608 and 1,222
shares outstanding at December 31, 2018 and December 31, 2017, respectively	16	12
Series M Redeemable Preferred Stock, $0.01 par value per share; 500 shares authorized; 44 and 15 shares issued and outstanding
at December 31, 2018 and December 31, 2017, respectively	—	—
Common Stock, $0.01 par value per share; 400,067 shares authorized;
41,776 and 38,565 shares issued and outstanding at
December 31, 2018 and December 31, 2017, respectively	418	386
Additional paid-in capital	1,607,712	1,271,040
Accumulated earnings	—	4,449
Total stockholders' equity	1,608,146	1,275,887
Non-controlling interest	1,239	4,879
Total equity	1,609,385	1,280,766
Total liabilities and equity	$4,410,958	$3,252,370

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 7

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Years ended December 31,
(In thousands)	2018	2017
Operating activities:
Net income	$44,538	$28,667
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization expense	171,136	116,777
Amortization of above and below market leases	(5,905)	(3,335)
Deferred revenues and fee income amortization	(4,325)	(2,347)
Purchase option termination fee amortization	(8,660)	—
Change in fair value of net assets of consolidated VIE	(320)	—
Amortization of market discount on assumed debt and lease incentives	1,644	631
Deferred loan cost amortization	7,108	5,084
Decrease (increase) in accrued interest income on real estate loan investments	3,524	(4,970)
Equity compensation to executives and directors	1,703	3,470
Gains on sale of real estate and trading investment	(69,703)	(37,635)
Cash received for purchase option terminations	7,740	—
Loss on extinguishment of debt	—	888
Mortgage interest received from consolidated VIE	6,049	—
Mortgage interest paid to other participants of consolidated VIE	(6,049)	—
Increase in loan loss allowance	2,533	—
Other	—	189
Changes in operating assets and liabilities:
(Increase) in tenant receivables and other assets	(7,631)	(12,105)
(Increase) in tenant lease incentives	(7,607)	(14,260)
Increase in accounts payable and accrued expenses	2,876	2,382
Increase in accrued interest, prepaid rents and other liabilities	6,730	2,853
Net cash provided by operating activities	145,381	86,289

Investing activities:
Investment in real estate loans	(200,806)	(148,346)
Repayments of real estate loans	250,448	94,410
Notes receivable issued	(9,946)	(7,864)
Notes receivable repaid	12,759	6,100
Note receivable issued to and draws on line of credit by related parties	(51,789)	(35,281)
Repayments of line of credit by related parties	41,117	34,229
Origination fees received on real estate loan investments	4,331	2,634
Origination fees paid to Manager on real estate loan investments	(2,166)	(1,320)
Purchases of mortgage-backed securities	(45,927)	—
Mortgage principal received from consolidated VIE	1,255	—
Acquisition of properties	(1,007,048)	(779,643)
Disposition of properties, net	164,838	116,813
Receipt of insurance proceeds for capital improvements	978	4,719
Additions to real estate assets - improvements	(44,383)	(11,594)
Deposits refunded (paid) on acquisitions	4,534	(2,034)
Net cash used in investing activities	(881,805)	(727,177)

Financing activities:
Proceeds from mortgage notes payable	602,375	517,489
Repayments of mortgage notes payable	(121,797)	(124,040)
Payments for deposits and other mortgage loan costs	(12,299)	(14,772)
Payments for mortgage prepayment costs	—	(817)
Proceeds from real estate loan participants	5	224
Payments to real estate loan participants	(10,425)	(7,883)
Proceeds from lines of credit	550,300	275,000
Payments on lines of credit	(535,100)	(360,700)

(Continued on next page)

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 8

Preferred Apartment Communities, Inc.
Consolidated Statements of Cash Flows - continued
(Unaudited)

	Years ended December 31,
(In thousands)	2018	2017
Repayment of the Term Loan	(11,000)	—
Mortgage principal paid to other participants of consolidated VIE	(1,255)	—
Proceeds from sales of Units, net of offering costs and redemptions	408,644	306,947
Proceeds from sales of Common Stock	—	74,213
Proceeds from exercises of warrants	20,052	80,970
Payments for redemptions of preferred stock	(9,367)	(4,480)
Common Stock dividends paid	(39,865)	(27,409)
Preferred stock dividends paid	(84,427)	(61,966)
Distributions to non-controlling interests	(1,034)	(817)
Payments for deferred offering costs	(3,705)	(6,314)
Contribution from non-controlling interests	—	540
Net cash provided by financing activities	751,102	646,185

Net increase (decrease) in cash, cash equivalents and restricted cash	14,678	5,297
Cash, cash equivalents and restricted cash, beginning of year	73,012	67,715
Cash, cash equivalents and restricted cash, end of year	$87,690	$73,012

Real Estate Loan Investments

The following tables present details pertaining to our portfolio of fixed rate, interest-only real estate loan investments.

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					December 31, 2018	December 31, 2017

Multifamily communities:				(in thousands)
Encore	Atlanta, GA	12/31/2018	N/A	$—	$—	$10,958	8.5 / 5
Encore Capital	Atlanta, GA	4/8/2019	N/A	—	—	7,521	8.5 / 5
Palisades	Northern VA	5/17/2019	N/A	17,270	17,132	17,111	8 / 5
Fusion	Irvine, CA	12/1/2018	N/A	—	—	58,447	8.5 / 0
Green Park	Atlanta, GA	2/28/2018	N/A	—	—	11,464	8.5 / 5.83
Bishop Street	Atlanta, GA	6/30/2019	N/A	12,693	12,693	12,145	8.5 / 6.5
Hidden River (3)	Tampa, FL	12/3/2018	N/A	—	—	4,735	8.5 / 6.5
Hidden River Capital (3)	Tampa, FL	12/4/2018	N/A	—	—	5,041	8.5 / 6.5
CityPark II (3)	Charlotte, NC	1/7/2019	N/A	—	—	3,365	8.5 / 6.5
CityPark II Capital (3)	Charlotte, NC	1/8/2019	N/A	—	—	3,624	8.5 / 6.5
Park 35 on Clairmont	Birmingham, AL	6/26/2019	6/26/2020	21,060	21,060	21,060	8.5 / 2
Wiregrass	Tampa, FL	5/15/2020	5/15/2023	14,976	14,136	12,972	8.5 / 6.5
Wiregrass Capital	Tampa, FL	5/15/2020	5/15/2023	4,244	3,891	3,561	8.5 / 6.5
Berryessa	San Jose, CA	4/19/2018	N/A	—	—	30,571	10.5 / 0
Berryessa	San Jose, CA	2/13/2021	2/13/2023	137,616	95,349	—	8.5 / 6
The Anson (2)	Nashville, TN	6/1/2018	N/A	—	—	2,261	12 / 0
The Anson	Nashville, TN	11/24/2021	11/24/2023	6,240	—	—	8.5 / 4.5
The Anson	Nashville, TN	11/24/2021	11/24/2023	5,659	3,160	—	8.5 / 4.5
Fort Myers	Fort Myers, FL	2/3/2021	2/3/2022	9,416	8,118	3,521	8.5 / 5.5
Fort Myers Capital	Fort Myers, FL	2/3/2021	2/3/2022	6,193	5,442	4,994	8.5 / 5.5
360 Forsyth	Atlanta, GA	7/11/2020	7/11/2022	22,412	19,742	13,400	8.5 / 5.5
Morosgo	Atlanta, GA	1/31/2021	1/31/2022	11,749	10,736	4,951	8.5 / 5.5
Morosgo Capital	Atlanta, GA	1/31/2021	1/31/2022	6,176	5,188	4,761	8.5 / 5.5
University City Gateway	Charlotte, NC	8/15/2021	8/15/2022	10,336	10,335	850	8.5 / 5
University City Gateway
Capital	Charlotte, NC	8/18/2021	8/18/2022	7,338	6,030	5,530	8.5 / 5
Cameron Park	Alexandria, VA	10/11/2021	10/11/2023	21,340	17,050	—	8.5 / 3
Cameron Park Capital	Alexandria, VA	10/11/2021	10/11/2023	8,850	7,557	—	8.5 / 3

(Table continued on next page)

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 9

Project/Property	Location	Maturity date	Optional extension date	Total loan commitments	Carrying amount (1) as of		Current / deferred interest % per annum
					December 31, 2018	December 31, 2017

(Continued from previous page)
				(in thousands)
Southpoint	Fredericksburg, VA	2/28/2022	2/28/2024	7,348	896	—	8.5 / 4
Southpoint Capital	Fredericksburg, VA	2/28/2022	2/28/2024	4,962	3,895	—	8.5 / 4
Duval	Jacksonville, FL	6/14/2022	6/14/2023	16,697	3,886	—	8.5 / 3.5

Student housing properties:
Haven 12	Starkville, MS	11/30/2020	N/A	6,116	6,116	5,816	8.5 / 0
Haven46	Tampa, FL	3/29/2019	N/A	—	—	9,820	8.5 / 5
Haven Northgate (3)	College Station, TX	6/20/2019	N/A	—	—	65,724	(4) / 1.5
Lubbock II (3)	Lubbock, TX	4/20/2019	N/A	—	—	9,357	8.5 / 0
Haven Charlotte	Charlotte, NC	12/22/2019	12/22/2021	19,582	19,462	17,039	8.5 / 6.5
Haven Charlotte Member	Charlotte, NC	12/22/2019	12/22/2021	8,201	8,201	7,795	8.5 / 6.5
Solis Kennesaw	Atlanta, GA	9/26/2020	9/26/2022	12,359	11,343	1,610	8.5 / 5.5
Solis Kennesaw Capital	Atlanta, GA	10/1/2020	10/1/2022	8,360	7,786	7,145	8.5 / 5.5
Solis Kennesaw II	Atlanta, GA	5/5/2022	5/5/2024	13,613	4,268	—	8.5 / 4

New Market Properties:
Dawson Marketplace	Atlanta, GA	9/24/2020	9/24/2022	12,857	12,857	12,857	8.5 / 6.9 (5)

Preferred Office Properties:
8West	Atlanta, GA	11/29/2022	11/29/2024	30,329	—	—	8.5 / 5
8West construction loan	Atlanta, GA	11/29/2022	11/29/2024	37,250	—	—	(6)
Other:
Crescent Avenue (7)	Atlanta, GA	4/13/2018	N/A	—	—	8,500	10 / 5
North Augusta Ballpark (8)	North Augusta, SC	1/15/2021	1/15/2024	—	—	—	9 / 6

				$501,242	336,329	388,506
Unamortized loan origination fees					(2,118)	(1,710)
Allowance for loan losses					—	—

Carrying amount					$334,211	$386,796

(1) Carrying amounts presented per loan are amounts drawn, exclusive of deferred fee revenue.
(2) Effective May 24, 2018, the land acquisition bridge loan was converted into a real estate loan and a capital loan, shown below.
(3) The loan was repaid in full in connection with our acquisition of the underlying property.
(4) The current interest rate on the Haven Northgate loan was a variable rate of 600 basis points over LIBOR.
(5) Effective January 1, 2018, the deferred interest rate increased to 6.9% per annum until the accumulated accrued interest balance reaches $250, at which point the deferred interest rate reverts to 5.0%.

(6) The current interest rate on the 8West construction loan is a variable rate of 400 basis points over LIBOR.
(7) The loan was repaid in full on June 20, 2018.
(8) The loan was repaid in full on December 21, 2018.

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We hold options, but not obligations, to purchase certain of the properties which are partially financed by our real estate loan investments. The option purchase prices are negotiated at the time of the loan closing and are to be calculated based upon market cap rates at the time of exercise of the purchase option, less a discount ranging from between 10 and 60 basis points (if any), depending on the loan. As of December 31, 2018, potential property acquisitions and units from projects in our real estate loan investment portfolio consisted of:

		Total units upon	Purchase option window
Project/Property	Location	completion (1)	Begin	End

Multifamily communities:
Palisades	Northern VA	304	5/1/2019	5/31/2019
Fort Myers	Fort Myers, FL	224	S + 90 days (2)	S + 150 days (2)
Wiregrass	Tampa, FL	392	S + 90 days (2)	S + 150 days (2)
360 Forsyth	Atlanta, GA	356	S + 90 days (2)	S + 150 days (2)
Morosgo	Atlanta, GA	258	S + 90 days (2)	S + 150 days (2)
University City Gateway	Charlotte, NC	338	S + 90 days (2)	S + 150 days (2)
The Anson	Nashville, TN	301	S + 90 days (2)	S + 150 days (2)
Cameron Park	Alexandria, VA	302	S + 90 days (2)	S + 150 days (2)
Southpoint	Fredericksburg, VA	240	S + 90 days (2)	S + 150 days (2)
Duval	Jacksonville, FL	332	S + 90 days (3)	S + 150 days (3)

Student housing properties:
Solis Kennesaw	Atlanta, GA	248	(4)	(4)
Solis Kennesaw II	Atlanta, GA	175	(5)	(5)

Office property:
8West	Atlanta, GA	(6)	(6)	(6)

		3,470

(1) We evaluate each project individually and we make no assurance that we will acquire any of the underlying properties from our real estate loan investment portfolio. The purchase options held by us on the Bishop Street, Hidden River, and Haven Charlotte projects were terminated, in exchange for an aggregate $6.7 million in termination fees from the developers.

(2) The option period window begins and ends at the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(3) The option period window begins on the earlier of June 21, 2024 and the number of days indicated beyond the achievement of a 93% physical occupancy rate by the underlying property.
(4) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2019 and end on December 31, 2019.

(5) The option period begins on October 1 of the second academic year following project completion and ends on the following December 31. The developer may elect to expedite the option period to begin December 1, 2020 and end on December 31, 2020.

(6) The project plans are for the construction of a class A office building consisting of approximately 187,000 rentable square feet; our purchase option window opens 90 days following the achievement of 90% lease commencement and ends on November 30, 2024 (subject to adjustment). Our purchase option is at the to-be-agreed-upon market value. In the event the property is sold to a third party, we would be due a fee based on a minimum multiple of 1.15 times the amount drawn on the real estate loan investment, less the amounts of principal and accrued interest repaid.

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Mortgage Indebtedness

The following table presents certain details regarding our mortgage notes payable:

		Principal balance as of							Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2018		December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR

Multifamily communities:		(in thousands)
Stone Rise	7/3/2014	$—	(2)	$23,939	8/1/2019	2.89%	Fixed rate		8/31/2015
Summit Crossing	10/31/2017	38,349		39,019	11/1/2024	3.99%	Fixed rate		N/A
Summit Crossing II	3/20/2014	13,357		13,357	4/1/2021	4.49%	Fixed rate		4/30/2019
McNeil Ranch	1/24/2013	—	(3)	13,646	2/1/2020	3.13%	Fixed rate		2/28/2018
Lake Cameron	1/24/2013	—	(4)	19,773	2/1/2020	3.13%	Fixed rate		2/28/2018
Stoneridge	9/26/2014	—	(5)	26,136	10/1/2019	3.18%	Fixed rate		N/A
Vineyards	9/26/2014	34,039		34,672	10/1/2021	3.68%	Fixed rate		10/31/2017
Avenues at Cypress	2/13/2015	21,198		21,675	9/1/2022	3.43%	Fixed rate		N/A
Avenues at Northpointe	2/13/2015	26,899		27,467	3/1/2022	3.16%	Fixed rate		3/31/2017
Venue at Lakewood Ranch	5/21/2015	28,723		29,348	12/1/2022	3.55%	Fixed rate		N/A
Aster at Lely Resort	6/24/2015	31,796		32,471	7/5/2022	3.84%	Fixed rate		N/A
CityPark View	6/30/2015	20,571		21,038	7/1/2022	3.27%	Fixed rate		N/A
Avenues at Creekside	7/31/2015	39,697		40,523	8/1/2024	4.10%	160	(6)	8/31/2016
Citi Lakes	9/3/2015	41,582		42,396	4/1/2023	4.67%	217	(7)	N/A
Stone Creek	6/22/2017	20,139		20,467	7/1/2052	3.22%	Fixed rate		N/A
Lenox Village Town Center	12/21/2015	29,274		30,009	5/1/2019	3.82%	Fixed rate		N/A
Lenox Village III	12/21/2015	17,465		17,802	1/1/2023	4.04%	Fixed rate		N/A
Overton Rise	2/1/2016	39,220		39,981	8/1/2026	3.98%	Fixed rate		N/A
Village at Baldwin Park	12/17/2018	71,453		77,800	1/1/2054	4.16%	Fixed rate		N/A
Crosstown Walk	1/15/2016	30,878		31,486	2/1/2023	3.90%	Fixed rate		N/A
525 Avalon Park	6/15/2017	65,740		66,912	7/1/2024	3.98%	Fixed rate		N/A
City Vista	7/1/2016	34,387		35,073	7/1/2026	3.68%	Fixed rate		N/A
Sorrel	8/24/2016	32,137		32,801	9/1/2023	3.44%	Fixed rate		N/A
Citrus Village	3/3/2017	29,393		29,970	6/10/2023	3.65%	Fixed rate		6/09/2017
Retreat at Greystone	11/21/2017	34,644		35,210	12/1/2024	4.31%	Fixed rate		N/A
Founders Village	3/31/2017	30,748		31,271	4/1/2027	4.31%	Fixed rate		N/A
Claiborne Crossing	4/26/2017	26,381		26,801	6/1/2054	2.89%	Fixed rate		N/A
Luxe at Lakewood Ranch	7/26/2017	38,378		39,066	8/1/2027	3.93%	Fixed rate		N/A
Adara at Overland Park	9/27/2017	31,203		31,760	4/1/2028	3.90%	Fixed rate		N/A
Aldridge at Town Village	10/31/2017	37,222		37,847	11/1/2024	4.19%	Fixed rate	(8)	N/A
Reserve at Summit Crossing	9/29/2017	19,654		20,017	10/1/2024	3.87%	Fixed rate		N/A

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Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Overlook at Crosstown Walk	11/21/2017	21,848	22,231	12/1/2024	3.95%	Fixed rate	N/A
Colony at Centerpointe	12/20/2017	32,770	33,346	10/1/2026	3.68%	Fixed rate	N/A
Lux at Sorrel	1/9/2018	31,057	—	2/1/2030	3.91%	Fixed rate	N/A
Green Park	2/28/2018	39,236	—	3/10/2028	4.09%	Fixed rate	N/A
The Lodge at Hidden River	9/27/2018	41,576	—	10/1/2028	4.32%	Fixed rate	N/A
Vestavia Reserve	11/9/2018	37,726	—	12/1/2030	4.40%	Fixed rate	N/A
CityPark View South	11/15/2018	24,140	—	6/1/2029	4.51%	Fixed rate	N/A

Total multifamily communities		1,112,880	1,045,310

Grocery-anchored shopping centers:
Spring Hill Plaza	9/5/2014	9,261	9,470	10/1/2019	3.36%	Fixed rate	10/31/2015
Parkway Town Centre	9/5/2014	6,735	6,887	10/1/2019	3.36%	Fixed rate	10/31/2015
Woodstock Crossing	8/8/2014	2,935	2,989	9/1/2021	4.71%	Fixed rate	N/A
Deltona Landings	9/30/2014	6,622	6,778	10/1/2019	3.48%	Fixed rate	N/A
Powder Springs	9/30/2014	6,987	7,152	10/1/2019	3.48%	Fixed rate	N/A
Kingwood Glen	9/30/2014	11,079	11,340	10/1/2019	3.48%	Fixed rate	N/A
Barclay Crossing	9/30/2014	6,229	6,376	10/1/2019	3.48%	Fixed rate	N/A
Sweetgrass Corner	9/30/2014	7,555	7,731	10/1/2019	3.58%	Fixed rate	N/A
Parkway Centre	9/30/2014	4,338	4,441	10/1/2019	3.48%	Fixed rate	N/A
The Market at Salem Cove	10/6/2014	9,253	9,423	11/1/2024	4.21%	Fixed rate	11/30/2016
Independence Square	8/27/2015	11,716	11,967	9/1/2022	3.93%	Fixed rate	9/30/2016
Royal Lakes Marketplace	9/4/2015	9,544	9,690	9/4/2020	4.85%	250	4/3/2017
The Overlook at Hamilton Place	12/22/2015	19,913	20,301	1/1/2026	4.19%	Fixed rate	N/A
Summit Point	10/30/2015	11,858	12,208	11/1/2022	3.57%	Fixed rate	N/A
East Gate Shopping Center	4/29/2016	5,431	5,578	5/1/2026	3.97%	Fixed rate	N/A
Fury's Ferry	4/29/2016	6,273	6,444	5/1/2026	3.97%	Fixed rate	N/A
Rosewood Shopping Center	4/29/2016	4,214	4,328	5/1/2026	3.97%	Fixed rate	N/A
Southgate Village	4/29/2016	7,491	7,694	5/1/2026	3.97%	Fixed rate	N/A
The Market at Victory Village	5/16/2016	9,066	9,214	9/11/2024	4.40%	Fixed rate	10/10/2017
Wade Green Village	4/7/2016	7,815	7,969	5/1/2026	4.00%	Fixed rate	N/A
Lakeland Plaza	7/15/2016	28,256	29,023	8/1/2026	3.85%	Fixed rate	N/A
University Palms	8/8/2016	12,798	13,162	9/1/2026	3.45%	Fixed rate	N/A

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Table continued from previous page		Principal balance as of						Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Cherokee Plaza	8/8/2016	24,683	25,322	9/1/2021	4.60%	225	(9)	N/A
Sandy Plains Exchange	8/8/2016	8,940	9,194	9/1/2026	3.45%	Fixed rate		N/A
Thompson Bridge Commons	8/8/2016	11,951	12,291	9/1/2026	3.45%	Fixed rate		N/A
Heritage Station	8/8/2016	8,845	9,097	9/1/2026	3.45%	Fixed rate		N/A
Oak Park Village	8/8/2016	9,128	9,388	9/1/2026	3.45%	Fixed rate		N/A
Shoppes of Parkland	8/8/2016	15,978	16,241	9/1/2023	4.67%	Fixed rate		N/A
Champions Village	10/18/2016	27,400	27,400	11/1/2021	5.35%	300	(10)	11/1/2021
Castleberry-Southard	4/21/2017	11,175	11,383	5/1/2027	3.99%	Fixed rate		N/A
Rockbridge Village	6/6/2017	13,875	14,142	7/5/2027	3.73%	Fixed rate		N/A
Irmo Station	7/26/2017	10,307	10,566	8/1/2030	3.94%	Fixed rate		N/A
Maynard Crossing	8/25/2017	17,927	18,388	9/1/2032	3.74%	Fixed rate		N/A
Woodmont Village	9/8/2017	8,535	8,741	10/1/2027	4.125%	Fixed rate		N/A
West Town Market	9/22/2017	8,737	8,963	10/1/2025	3.65%	Fixed rate		N/A
Crossroads Market	12/5/2017	18,584	19,000	1/1/2030	3.95%	Fixed rate		N/A
Anderson Central	3/16/2018	11,817	—	4/1/2028	4.32%	Fixed rate		N/A
Greensboro Village	5/22/2018	8,452	—	6/1/2028	4.20%	Fixed rate		N/A
Governors Towne Square	5/22/2018	11,245	—	6/1/2028	4.20%	Fixed rate		N/A
Conway Plaza	6/29/2018	9,716	—	7/5/2028	4.29%	Fixed rate		N/A
Brawley Commons	7/6/2018	18,387	—	8/1/2028	4.36%	Fixed rate		N/A
Hollymead Town Center	12/21/2018	27,300	—	1/1/2029	4.64%	Fixed rate		N/A

Total grocery-anchored shopping centers		488,351	410,281

Student housing properties:
North by Northwest	6/1/2016	32,004	32,767	10/1/2022	4.02%	Fixed rate		N/A
SoL	10/31/2018	36,197	37,485	11/1/2028	4.71%	Fixed rate		N/A
Stadium Village	10/27/2017	46,095	46,930	11/1/2024	3.80%	Fixed rate		N/A
Ursa	12/18/2017	31,400	31,400	1/5/2020	5.50%	300		1/5/2020
The Tradition	5/10/2018	30,000	—	6/6/2021	6.50%	400	(11)	6/6/2021
Retreat at Orlando	5/31/2018	47,125	—	9/1/2025	4.09%	Fixed rate		9/1/2020
The Bloc	6/27/2018	28,966	—	7/9/2021	6.05%	355	(12)	7/9/2021

Total student housing properties		251,787	148,582

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Table continued from previous page		Principal balance as of					Interest only through date (1)
	Acquisition/ refinancing date	December 31, 2018	December 31, 2017	Maturity date	Interest rate	Basis point spread over 1 Month LIBOR
		(in thousands)
Office buildings:
Brookwood Center	8/29/2016	31,481	32,219	9/10/2031	3.52%	Fixed rate	10/9/2017
Galleria 75	11/4/2016	5,540	5,716	7/1/2022	4.25%	Fixed rate	N/A
Three Ravinia	12/30/2016	115,500	115,500	1/1/2042	4.46%	Fixed rate	1/31/2022
Westridge at La Cantera	11/13/2017	53,163	54,440	12/10/2028	4.10%	Fixed rate	N/A
Armour Yards	1/29/2018	40,000	—	2/1/2028	4.10%	Fixed rate	2/29/2020
150 Fayetteville	7/31/2018	114,400	—	8/10/2028	4.27%	Fixed rate	9/9/2020
Capitol Towers	12/20/2018	126,650	—	1/10/2037	4.60%	Fixed rate	N/A

Total office buildings		486,734	207,875
Grand total		2,339,752	1,812,048
Less: deferred loan costs		(35,242)	(30,249)
Less: below market debt adjustment		(4,885)	(5,147)
Mortgage notes, net		$2,299,625	$1,776,652

FOURTH QUARTER 2018 - EARNINGS RELEASE AND SUPPLEMENTAL FINANCIAL DATA | S - 15

Footnotes to Mortgage Notes Table

(1) Following the indicated interest only period (where applicable), monthly payments of accrued interest and principal are based on a 25 to 35-year amortization period through the maturity date.
(2) On September 28, 2018, the Company legally defeased the mortgage loan in conjunction with the sale of its Stone Rise property located in Philadelphia, PA. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with the defeasance of approximately $71,000.

(3) On December 11, 2018, the Company legally defeased the mortgage loan in conjunction with the sale of its McNeil Ranch property, located in Dallas, TX. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with the defeasance of approximately $147,000.

(4) On March 20, 2018, the Company legally defeased the mortgage loan in conjunction with the sale of its Lake Cameron property, located in Raleigh, NC. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with the defeasance of approximately $402,000.

(5) On October 23,2018, the Company legally defeased the mortgage loan in conjunction with the sale of its Stoneridge Farms at the Hunt Club property, located in Nashville, TN. In connection with the defeasance, the mortgage and other liens on the property were extinguished and all existing collateral, including various guarantees, were released. As a result of the defeasance, the Company incurred costs associated with the defeasance of approximately $233,000.

(6) The mortgage instrument was assumed as part of the sales transaction; the 1 Month LIBOR index is capped at 5.0%, resulting in a cap on the combined rate of 6.6%.
(7) The 1 Month LIBOR index is capped at 4.33% resulting in a cap on the combined rate of 6.5%.
(8) The property was temporarily financed through a credit facility sponsored by the Federal Home Loan Mortgage Corporation; the Company obtained permanent mortgage financing subsequent to the closing as shown.

(9) The interest rate has a floor of 2.7%.
(10) The interest rate has a floor of 3.25%.
(11) The interest rate has a floor of 5.6%.
(12) The interest rate has a floor of 5.25%.

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Multifamily Communities

As of December 31, 2018, our multifamily community portfolio consisted of the following properties:

				Three months ended December 31, 2018
Property	Location	Number of units	Average unit size (sq. ft.)	Average physical occupancy	Average rent per unit

Established Communities:
Avenues at Cypress	Houston, TX	240	1,170	95.4%	$1,450
Avenues at Northpointe	Houston, TX	280	1,167	93.9%	$1,380
Vineyards	Houston, TX	369	1,122	93.9%	$1,177
Aster at Lely Resort	Naples, FL	308	1,071	92.2%	$1,486
Venue at Lakewood Ranch	Sarasota, FL	237	1,001	95.6%	$1,570
Citi Lakes	Orlando, FL	346	984	94.3%	$1,425
Lenox Village	Nashville, TN	273	906	95.0%	$1,248
Regent at Lenox	Nashville, TN	18	1,072	100.0%	$1,264
Retreat at Lenox	Nashville, TN	183	773	94.5%	$1,181
Overton Rise	Atlanta, GA	294	1,018	94.1%	$1,553
Sorrel	Jacksonville, FL	290	1,048	94.4%	$1,284

Total/Average Established Communities		2,838		94.3%

Summit Crossing I	Atlanta, GA	345	1,034	95.2%	$1,162
Summit Crossing II	Atlanta, GA	140	1,100	96.7%	$1,271
CityPark View	Charlotte, NC	284	948	—	$1,113
CityPark View South	Charlotte, NC	200	1,005	—	$—
Avenues at Creekside	San Antonio, TX	395	974	93.9%	$1,156
Stone Creek	Houston, TX	246	852	—	$1,098
525 Avalon Park	Orlando, FL	487	1,394	94.7%	$1,460
Retreat at Greystone	Birmingham, AL	312	1,100	96.4%	$1,248
Citrus Village	Tampa, FL	296	980	97.5%	$1,293
Founders Village	Williamsburg, VA	247	1,070	93.4%	$1,388
Crosstown Walk	Tampa, FL	342	981	94.3%	$1,306
Overlook at Crosstown Walk	Tampa, FL	180	986	94.8%	$1,391
City Vista	Pittsburgh, PA	272	1,023	95.5%	$1,368
Claiborne Crossing	Louisville, KY	242	1,204	94.6%	$1,349
Luxe at Lakewood Ranch	Sarasota, FL	280	1,105	—	$1,498
Adara Overland Park	Kansas City, KS	260	1,116	95.1%	$1,346
Aldridge at Town Village	Atlanta, GA	300	969	95.2%	$1,347
The Reserve at Summit Crossing	Atlanta, GA	172	1,002	94.6%	$1,353
Colony at Centerpointe	Richmond, VA	255	1,149	95.7%	$1,382
Lux at Sorrel	Jacksonville, FL	265	1,025	93.2%	$1,392
Green Park	Atlanta, GA	310	985	94.6%	$1,467
Lodge at Hidden River	Tampa, FL	300	980	—	$—
Vestavia Reserve	Birmingham, AL	272	1,113	—	$—

Value-add project:
Village at Baldwin Park	Orlando, FL	528	1,069	—	$1,677

Total PAC Non-Established Communities		6,930

Average stabilized physical occupancy				94.7%

Total multifamily community units		9,768

For the three-month period ended December 31, 2018, our average established multifamily communities' physical occupancy was 94.3%. We calculate average established physical occupancy for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date and that have been owned for at least 15 full months as of the end of the first quarter of each year. We exclude the operating results of properties for which construction of adjacent phases has commenced, properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. For the three-month period ended December 31, 2018, our average stabilized physical occupancy was 94.7%. We calculate average stabilized physical occupancy

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for quarterly periods as the average number of occupied units on the 20th day of each of the trailing three months from the reporting period end date. For the three-month period ended December 31, 2018, our average economic occupancy was 94.7%. We define average economic occupancy as market rent reduced by vacancy losses, expressed as a percentage. All of our multifamily properties are included in these calculations except for properties which are not yet stabilized (which we define as properties having first achieved 93% physical occupancy for three full months in a quarter), properties which are owned for less than the entire reporting period and properties which are undergoing significant capital projects, have sustained significant casualty losses or are adding additional phases (Stone Creek, Village at Baldwin Park, Luxe at Lakewood Ranch, CityPark View and Avenues at Creekside). We also exclude properties which are currently being marketed for sale, of which we had none at December 31, 2018.

Student Housing Properties

As of December 31, 2018, our student housing portfolio consisted of the following properties:

					Three months ended December 31, 2018
Property	Location	Number of units	Number of beds	Average unit size (sq. ft.)	Average physical occupancy (1)	Average rent per bed
Student housing properties:
North by Northwest	Tallahassee, FL	219	679	1,250	95.3%	$729
SoL	Tempe, AZ	224	639	1,296	96.9%	$694
Stadium Village (2)	Atlanta, GA	198	792	1,466	96.0%	$718
Ursa (2)	Waco, TX	250	840	1,634	—	n/a
The Tradition	College Station, TX	427	808	549	—	n/a
The Retreat at Orlando	Orlando, FL	221	894	2,036	—	n/a
The Bloc	Lubbock, TX	140	556	1,394	—	n/a

		1,679	5,208
(1) Data only presented for stabilized student housing properties.
(2) The Company acquired and owns an approximate 99% equity interest in a joint venture which owns both Stadium Village and Ursa.

Capital Expenditures

We regularly incur capital expenditures related to our owned multifamily communities and student housing properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

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For the three-month period ended December 31, 2018, our capital expenditures for multifamily communities consisted of:

	Capital Expenditures - Multifamily Communities
	Recurring		Non-recurring		Total
(in thousands, except per-unit figures)	Amount	Per Unit	Amount	Per Unit	Amount	Per Unit
Appliances	$119	$12.27	$—	$—	$119	$12.27
Carpets	337	34.73	—	—	337	34.73
Wood / vinyl flooring	176	18.19	—	—	176	18.19
Mini blinds and ceiling fans	60	6.14	—	—	60	6.14
Fire safety	—	—	51	5.25	51	5.25
HVAC	81	8.43	—	—	81	8.43
Computers, equipment, misc.	3	0.25	18	1.82	21	2.07
Elevators	—	—	2	0.24	2	0.24
Exterior painting	—	—	73	7.61	73	7.61
Leasing office and other common amenities	43	4.48	98	10.08	141	14.56
Major structural projects	—	—	653	67.41	653	67.41
Cabinets and countertop upgrades	—	—	98	10.14	98	10.14
Landscaping and fencing	—	—	71	7.33	71	7.33
Parking lot	—	—	62	6.37	62	6.37
Signage and sanitation	—	—	60	6.11	60	6.11
Totals	$819	$84.49	$1,186	$122.36	$2,005	$206.85

For the three-month period ended December 31, 2018, our capital expenditures for student housing properties consisted of:

	Capital Expenditures - Student Housing Properties
	Recurring		Non-recurring		Total
(in thousands, except per-bed figures)	Amount	Per Bed	Amount	Per Bed	Amount	Per Bed
Appliances	$23	$4.51	$—	$—	$23	$4.51
Carpets	2	0.40	—	—	2	0.40
Wood / vinyl flooring	3	0.51	—	—	3	0.51
Mini blinds and ceiling fans	6	1.24	—	—	6	1.24
Fire safety	—	—	61	11.71	61	11.71
HVAC	24	4.55	—	—	24	4.55
Computers, equipment, misc.	1	0.24	44	8.67	45	8.91
Leasing office and other common amenities	—	—	3	0.51	3	0.51
Major structural projects	—	—	29	5.54	29	5.54
Cabinets and counter top upgrades	7	1.28	—	—	7	1.28
Totals	$66	$12.73	$137	$26.43	$203	$39.16

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Grocery-Anchored Shopping Center Portfolio

As of December 31, 2018, our grocery-anchored shopping center portfolio consisted of the following properties:

Property name	Location	Year built	GLA (1)	Percent leased	Grocery anchor tenant

Castleberry-Southard	Atlanta, GA	2006	80,018	100.0%	Publix
Cherokee Plaza	Atlanta, GA	1958	102,864	100.0%	Kroger
Governors Towne Square	Atlanta, GA	2004	68,658	95.9%	Publix
Lakeland Plaza	Atlanta, GA	1990	301,711	95.1%	Sprouts
Powder Springs	Atlanta, GA	1999	77,853	96.9%	Publix
Rockbridge Village	Atlanta, GA	2005	102,432	94.2%	Kroger
Roswell Wieuca Shopping Center	Atlanta, GA	2007	74,370	96.6%	The Fresh Market
Royal Lakes Marketplace	Atlanta, GA	2008	119,493	88.4%	Kroger
Sandy Plains Exchange	Atlanta, GA	1997	72,784	93.2%	Publix
Summit Point	Atlanta, GA	2004	111,970	86.9%	Publix
Thompson Bridge Commons	Atlanta, GA	2001	92,587	96.1%	Kroger
Wade Green Village	Atlanta, GA	1993	74,978	93.2%	Publix
Woodmont Village	Atlanta, GA	2002	85,639	94.6%	Kroger
Woodstock Crossing	Atlanta, GA	1994	66,122	100.0%	Kroger
East Gate Shopping Center	Augusta, GA	1995	75,716	92.2%	Publix
Fury's Ferry	Augusta, GA	1996	70,458	98.0%	Publix
Parkway Centre	Columbus, GA	1999	53,088	100.0%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Parkway Town Centre	Nashville, TN	2005	65,587	100.0%	Publix
The Market at Salem Cove	Nashville, TN	2010	62,356	100.0%	Publix
The Market at Victory Village	Nashville, TN	2007	71,300	98.5%	Publix
Greensboro Village	Nashville, TN	2005	70,203	98.3%	Publix
The Overlook at Hamilton Place	Chattanooga, TN	1992	213,095	100.0%	The Fresh Market
Shoppes of Parkland	Miami-Ft. Lauderdale, FL	2000	145,720	98.4%	BJ's Wholesale Club
Crossroads Market	Naples, FL	1993	126,895	98.9%	Publix
Neapolitan Way	Naples, FL	1985	137,580	91.6%	Publix
Deltona Landings	Orlando, FL	1999	59,966	100.0%	Publix
University Palms	Orlando, FL	1993	99,172	100.0%	Publix
Conway Plaza	Orlando, FL	1966	117,705	98.0%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Champions Village	Houston, TX	1973	383,346	78.7%	Randalls
Kingwood Glen	Houston, TX	1998	103,397	97.9%	Kroger
Independence Square	Dallas, TX	1977	140,218	83.0%	Tom Thumb
Oak Park Village	San Antonio, TX	1970	64,855	100.0%	H.E.B.
Sweetgrass Corner	Charleston, SC	1999	89,124	96.2%	Bi-Lo
Irmo Station	Columbia, SC	1980	99,384	95.3%	Kroger
Rosewood Shopping Center	Columbia, SC	2002	36,887	90.2%	Publix
Anderson Central	Greenville Spartanburg, SC	1999	223,211	96.1%	Walmart
Fairview Market	Greenville Spartanburg, SC	1998	53,888	73.5%	Aldi
Brawley Commons	Charlotte, NC	1997	122,028	97.4%	Publix
West Town Market	Charlotte, NC	2004	67,883	100.0%	Harris Teeter
Heritage Station	Raleigh, NC	2004	72,946	100.0%	Harris Teeter
Maynard Crossing	Raleigh, NC	1996	122,781	95.7%	Harris Teeter
Southgate Village	Birmingham, AL	1988	75,092	98.0%	Publix
Hollymead Town Center	Charlottesville, VA	2005	158,807	89.8%	Harris Teeter

Grand total/weighted average			4,730,695	94.3%

(1) Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

As of December 31, 2018, our grocery-anchored shopping center portfolio was 94.3% leased. We define percent leased as the percentage of gross leasable area that is leased, including noncancelable lease agreements that have been signed which have not yet commenced.

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Details regarding lease expirations (assuming no exercises of tenant renewal options) within our grocery-anchored shopping center portfolio as of December 31, 2018 were:

	Totals
	Number of leases	Leased GLA	Percent of leased GLA

Month to month	7	14,638	0.3%
2019	94	424,978	9.5%
2020	131	554,319	12.4%
2021	135	623,682	14.0%
2022	109	354,688	8.0%
2023	104	397,395	8.9%
2024	43	772,547	17.3%
2025	28	491,917	11.0%
2026	12	145,520	3.3%
2027	19	121,651	2.7%
2028	19	245,115	5.5%
2029 +	16	311,516	7.1%

Total	717	4,457,966	100.0%

The Company's Annual Report on Form 10-K for 2018 will present income statements of New Market Properties, LLC within the Results of Operations section of Management's Discussion and Analysis of Financial Condition and Results of Operations.

Second-generation capital expenditures within our grocery-anchored shopping center portfolio by property for the fourth quarter 2018 totaled approximately $563,000. Second-generation capital expenditures exclude those expenditures made in our grocery-anchored shopping center portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our ownership standards, and (iii) for property re-developments and repositioning.

Office Building Portfolio

As of December 31, 2018, our office building portfolio consisted of the following properties:

Property Name	Location	GLA	Percent leased
Three Ravinia	Atlanta, GA	814,000	91%
150 Fayetteville	Raleigh, NC	560,000	89%
Capitol Towers	Charlotte, NC	479,000	95%
Westridge at La Cantera	San Antonio, TX	258,000	100%
Armour Yards	Atlanta, GA	187,000	95%
Brookwood Center	Birmingham, AL	169,000	100%
Galleria 75	Atlanta, GA	111,000	94%

		2,578,000	93%

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The Company's office building portfolio includes the following significant tenants:

	Rentable square footage	Percent of Annual Base Rent	Annual Base Rent (in thousands)
InterContinental Hotels Group	520,000	18.9%	$11,822
Albemarle	162,000	9.1%	5,706
State Farm Mutual Automobile Insurance Company	183,000	5.3%	3,311
United Services Automobile Association	129,000	4.9%	3,042
Harland Clarke Corporation	129,000	4.6%	2,881

	1,123,000	42.8%	$26,762

The Company defines Annual Base Rent as the current monthly base rent annualized under the respective leases.

The Company's leased square footage of its office building portfolio expires according to the following schedule:

Office building portfolio
		Percent of
Year of lease expiration	Rented square	rented
	feet	square feet
2019	83,000	3.5%
2020	62,000	2.6%
2021	245,000	10.3%
2022	65,000	2.7%
2023	107,000	4.5%
2024	204,000	8.6%
2025	137,000	5.8%
2026	165,000	7.0%
2027	267,000	11.2%
2028	213,000	9.0%
2029+	827,000	34.8%

Total	2,375,000	100.0%

The Company recognized second-generation capital expenditures within its office building portfolio of approximately $36,000 during the fourth quarter 2018. Second-generation capital expenditures exclude those expenditures made in our office building portfolio (i) to lease space to "first generation" tenants (i.e. leasing capital for existing vacancies and known move-outs at the time of acquisition), (ii) to bring recently acquired properties up to our Class A ownership standards (and which amounts were underwritten into the total investment at the time of acquisition) and (iii) for property re-developments and repositionings.

Definitions of Non-GAAP Measures

We disclose FFO, AFFO and NOI, each of which meet the definition of a “non-GAAP financial measure”, as set forth in Item 10(e) of Regulation S-K promulgated by the SEC. As a result we are required to include in this filing a statement of why the Company believes that presentation of these measures provides useful information to investors. None of FFO, AFFO and NOI should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further FFO, AFFO and NOI should be compared with our reported net income or net loss and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”)

FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was restated in 2018, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. We have adopted the NAREIT definition for computing FFO as a meaningful supplemental gauge of our operating results, and as is most often presented by other REIT industry participants.

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The NAREIT definition of FFO (and the one reported by the Company) is:

Net income/loss, excluding:

•	depreciation and amortization related to real estate;

•	gains and losses from the sale of certain real estate assets;

•	gains and losses from change in control and

•	impairment writedowns of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”)

AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as:

FFO, plus:
• non-cash equity compensation to directors and executives;
• amortization of loan closing costs;
• losses on debt extinguishments or refinancing costs;
• weather-related property operating losses;
• amortization of loan coordination fees paid to the Manager;
• depreciation and amortization of non-real estate assets;
• net loan fees received;
• accrued interest income received;
• allowances for loan loss reserves;
• cash received for purchase option terminations;
• deemed dividends on preferred stock redemptions;
• non-cash dividends on Series M Preferred Stock; and
• amortization of lease inducements;

Less:
• non-cash loan interest income;
• cash paid for loan closing costs;
• amortization of acquired real estate intangible liabilities;
• amortization of straight line rent adjustments and deferred revenues; and
• normally-recurring capital expenditures and capitalized retail direct leasing costs.

AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and may be useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. FFO and AFFO are not considered measures of liquidity and are not alternatives to measures calculated under GAAP.

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Multifamily Established Communities' Same Store Net Operating Income (“NOI”)

We use same store net operating income as an operational metric for our established communities, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. We define our population of established communities as those that are stabilized and that have been owned for at least 15 full months, as of the end of the first quarter of each year, and exclude the operating results of properties for which construction of adjacent phases has commenced, and properties which are undergoing significant capital projects, have sustained significant casualty losses, or are being marketed for sale as of the end of the reporting period. We define net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. We believe that net operating income is an important supplemental measure of operating performance for REITs because it provides measures of core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for the most comparable GAAP-compliant measure, net income/loss.

About Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to own and operate multifamily properties and, to a lesser extent, own and operate student housing properties, grocery-anchored shopping centers and strategically located, well leased class A office buildings, all in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make real estate related loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities. As a secondary strategy, we may acquire or originate senior mortgage loans, subordinate loans or real estate loans secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest a lesser portion of our assets in other real estate related investments, including other income-producing property types, senior mortgage loans, subordinate loans or real estate loans secured by interests in other income-producing property types, membership or partnership interests in other income-producing property types as determined by our manager as appropriate for us. At December 31, 2018, the Company was the approximate 97.9% owner of Preferred Apartment Communities Operating Partnership, L.P., the Company's operating partnership. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011. Learn more at www.pacapts.com.

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